SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 23, 2001
                                                           ------------



                                TECHNITROL, INC.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)



               PENNSYLVANIA                001-05375              23-1292472
--------------------------------   ------------------------  -------------------
(State or other jurisdiction of    (Commission File Number)     (I.R.S. Employer
        incorporation)                                       Identification No.)



                1210 NORTHBROOK DR., SUITE 385, TREVOSE, PA 19053
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (215) 355-2900
                                                           --------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
         ------------

          Technitrol, Inc.'s wholly-owned subsidiary, Pulse Engineering, Inc. ("Pulse"), entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among Pulse, Excelsus Technologies, Inc. ("Excelsus"), certain principal shareholders of Excelsus and Pulse Acquisition Corporation, a direct wholly-owned subsidiary of Pulse (the "Merger Sub"), dated as of May 23, 2001. Pursuant to the Merger Agreement, Merger Sub shall be merged with and into Excelsus with Excelsus as the surviving corporation as a wholly-owned subsidiary of Pulse (the "Merger"). The merger consideration to be paid for Excelsus will be $87.5 million in cash, subject to adjustment at closing. Excelsus is a producer of customer-premises digital subscriber line (DSL) filters and other broadband accessories which recorded revenues of approximately $40 million in 2000, representing a leading share of the end-user DSL microfilter market. The Merger is subject to various conditions, including, among other things, regulatory approval and approval by Excelsus' shareholders. The Merger is scheduled to be completed in early July of 2001.

          CAUTIONARY NOTE: This current report on Form 8-K contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may differ materially from actual future events or results. This release should be read in conjunction with the factors set forth in Technitrol's report on Form 10-Q for the quarter ended March 30, 2001 in item 2 under the caption "FACTORS THAT MAY AFFECT OUR FUTURE RESULTS (CAUTIONARY STATEMENTS FOR PURPOSES OF 'SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995)."


                                    SIGNATURE
                                    ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TECHNITROL, INC.


                                    By:  /s/ Drew A. Moyer
                                         ---------------------------------------
                                            Drew A Moyer
                                            Corporate Secretary

         Date: May 30, 2001